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                                                                   Exhibit 10.24

                              HEADS OF AGREEMENT*


Between:

(1) DSG Retail Limited of Maylands Avenue, Hemel Hempstead, Hertfordshire, HP2 7TG ("DSG"); and

(2) eMachines Inc of 14350 Myford Road, Building 100, Irvine, California, 92606-1002 ("eMachines").

Introduction

(A) DSG and eMachines wish to establish a joint venture company in England to sell computers and other related products and components throughout certain areas of Europe as further detailed in this Agreement.

(B) DSG and eMachines have agreed this heads of agreement, which records the basis of their agreement.

(C) DSG and eMachines will negotiate as soon as possible in good faith and execute:

        (1) a Subscription and Shareholders Agreement between eMachines, DSG and the JV Company;

        (2)    a distribution agreement between eMachines and the JV Company;

        (3)    a distribution agreement between the JV Company and DSG;

        (4)    a spares agreement between eMachines and DSG; and

        (5)    a management agreement between the JV Company and DSG;

        based upon this heads of agreement, which will replace this heads of agreement once executed by the parties.

Agreed Terms

1.0     INTERPRETATION

1.1 In this heads of agreement the following words and expressions shall have the following meanings:-

__________________

* CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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        "Brand"                           means the name "eMachines" including
                                          its combination with other words or
                                          numbers.

        "Branded PC Product"              means a PC Product marked with the
                                          Brand.


        "DSG Support Costs"               means all direct and documented costs
                                          associated with supplying User Support
                                          and Retail Support to users of the PC
                                          Product, Other Product and Enterprise
                                          PC Product.

        "eMachines Cost"                  means the cost of the PC Product,
                                          Other Product or Enterprise PC Product
                                          (as applicable) to eMachines, which
                                          cost shall be documented and comprise
                                          (a) cost of the PC Product, Other
                                          Product or Enterprise PC Product as
                                          set forth in the bill of materials for
                                          such product, (b) freight costs, (c)
                                          insurance costs, (d) import and export
                                          costs, (e) warranty costs, (f)
                                          licensing and royalty fees, (g) pre-
                                          shipment QC checks and (h) any other
                                          costs related to such product and its
                                          delivery to the JV Company.


        "JV Cost"                         means the fully burdened costs
                                          associated with the operating of the
                                          JV Company including, but not limited
                                          to, overhead costs and all costs
                                          associated with processing, delivery,
                                          service and support of all products
                                          sold by the JV Company.

        "Dixons Group"                    means Dixons Group Plc and its
                                          subsidiary or associated companies
                                          from time to time ("subsidiary" to
                                          have the meaning given in the
                                          Companies Act 1985).
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        "DOA Product"                     means a PC Product, Enterprise PC
                                          Product or Other Product which is
                                          "dead on arrival" or which is returned
                                          as faulty by the end user within 28
                                          days of the date the product is sold.

        "Enterprise PC Product"           means a model of Personal Computer
                                          produced for corporate customers which
                                          is different and distinct from models
                                          produced for consumers.

        "Epidemic Failure                 means a cumulative return rate for a
                                          specific product of at least five
                                          percent (5%); provided however,
                                          defects related to software shall only
                                          be included as an Epidemic Failure if
                                          (i) the defect cannot be fixed by
                                          download, or (ii) the defect is known
                                          as "catastrophic" such that the
                                          product cannot perform basic functions
                                          and is inoperable, and (iii) the
                                          defect is directly attributable to the
                                          supplier.


        "Excluded Territory"              means [*] and [*].


        "JV Company"                      means the company referred to in
                                          clause 3.1;

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        "Other Brand PC Product"          means a PC Product marked with a
                                          name:(a) other than the Brand, and (b)
                                          which is different and distinct from
                                          the Brand (the "Other Brand").

        "Other Product"                   means the hardware and/or software
                                          components of a Personal Computer.

        "Patriot Brand"                   means the personal computers currently
                                          being marketed by DSG under the name
                                          "Patriot".

        "PC Product"                      means a Personal Computer other than
                                          an Enterprise PC Product.

        "Personal Computer"               means any personal computer product
                                          (desktop, notebook or monitor)
                                          supplied by eMachines to any user.

        "Primary Territory"               means [*].


        "Retail Support"                  means customer service, technical
                                          support, warranty services and
                                          production distribution services as
                                          may be required to support the sale of
                                          PC Product to retailers other than
                                          DSG.

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        "Secondary Territory"             means [*].


        "Subscription and Shareholders    means an agreement between DSG,
        Agreement"                        eMachines and the JV Company setting
                                          out provisions in relation to the
                                          creation of the JV Company,
                                          subscription for shares, appointment
                                          of directors, the management and
                                          governance of the JV Company and the
                                          rights and obligations of DSG and
                                          eMachines as shareholders.


        "Tertiary Territory"              means all European countries other
                                          than those in the Primary Territory,
                                          the Secondary Territory or the
                                          Excluded Territory.

        "Third Party"                     means any party, entity or individual
                                          other than Territory" eMachines, the
                                          JV Company, DSG or a member of the
                                          Dixons Group.


        "User Support"                    means providing end users with after
                                          sales support including, but not
                                          limited to, customer service,
                                          technical support and warranty service
                                          on the PC Product, Enterprise PC
                                          Product and Other Product.

        "Warranty Period"                 means the period of 12 calendar months
                                          from the date a PC Product, Enterprise
                                          PC Product or Other Product is sold to
                                          an end user (or the date of delivery
                                          if later), or such longer period
                                          required by EC Directive 1999/44/EC or
                                          other legislation applicable in the
                                          country of sale.

1.2 Headings in this heads of agreement are for ease of reference only and shall not be taken into account in construing this heads of agreement.

1.3 The use of the singular will be construed to include the plural (and vice versa).

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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1.4     The use of any gender will be construed to include all genders.


2.0     EFFECTIVE DATE AND TERM

        This heads of agreement will come into effect upon execution by both parties and shall continue until terminated pursuant to clause 4 or until it is replaced by the Subscription and Shareholders Agreement, the distribution agreement between eMachines and the JV Company, the distribution agreement between the JV Company and DSG, the spares agreement between eMachines and DSG, and the management agreement between the JV Company and DSG (all of which agreements shall be executed by the parties on the same date).

3.0     THE JV COMPANY

3.1 A JV Company will be established by the parties in England under the name e-Machines Limited (or such other name agreed by DSG and eMachines). The shares in the JV Company will be owned 50% by DSG, or any other wholly owned subsidiary of Dixons Group plc, and 50% by eMachines. DSG and eMachines will each subscribe for (pound)1.00 in shares in the JV Company. DSG and eMachines will unless otherwise agreed each bear their own costs in negotiating and executing this heads of agreement and establishing the JV Company (including legal and professional fees). Both eMachines and DSG, or any other wholly owned subsidiary of Dixons Group plc, will make US partnership elections for tax purposes at the cost of eMachines.

3.2 DSG and eMachines will each appoint two directors and exercise the same number of votes at any meeting of the Board of Directors or members of the JV Company.

3.3 The Board of the JV Company will appoint DSG to undertake the day to day management of the activities of the JV Company. The managers' powers will be subject to the matters reserved to the board of the JV Company as set out in Attachment 1. eMachines may share in the day to day management of the JV including having employees at the premises of the JV Company. Notwithstanding the foregoing, DSG shall not be entitled to a management fee for undertaking the day to day management of the JV Company.

3.4 The JV Company will act as a distributor of PC Product, Enterprise PC Product and Other Product in Europe other than the Excluded Territory as follows:

          3.4.1     It will act as the exclusive distributor of:

                    (a) Branded PC Product and Other Brand PC Product in the Primary Territory,
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                    (b)    Branded PC Product in the Secondary Territory and

                    (c)    Other Product in the Primary Territory.

          3.4.2     It will act as a non-exclusive distributor of:

                    (a)    Other Brand PC Product in the Secondary Territory,

                    (b) Branded PC Product and Other Brand PC Product in the Tertiary Territory,

                    (c) Enterprise PC Product in the Primary Territory, Secondary Territory and Tertiary Territory, and

                    (d) Other Product in the Secondary Territory and Tertiary Territory.


3.5 The JV Company may appoint sub-distributors (provided that such appointments are on arms length commercial terms) and will appoint DSG, or the relevant Dixons Group company in the country concerned, as:

          3.5.1 the exclusive distributor of Branded PC Product through all sales and distribution channels including, without limitation, direct and internet channels in the Primary Territory;

          3.5.2 the exclusive distributor of Branded PC Product through all sales and distribution channels including without limitation direct and internet channels in the Secondary Territory for a period of 24 months from the date Branded PC Product is first delivered in the Secondary Territory (provided that DSG or the relevant Dixons Group company places an order within 90 days of the date of execution of the distribution agreement with DSG or within such other period agreed by DSG and the JV Company), and thereafter for further periods of 12 months in each country within the Secondary Territory where DSG or the relevant Dixons Group company is the number one retailer in terms of its market share of personal computers in that country at the end of the initial 24 month period and any subsequent 12 month period;

          3.5.3 the exclusive distributor of Other Product in the Primary Territory;

          3.5.4 a non-exclusive distributor of Other Brand PC Product in the Primary Territory and Secondary Territory, and of Branded PC Product, Other Brand PC Product and Other Product in the Secondary Territory and Tertiary Territory; and

          3.5.5 a non-exclusive distributor of Enterprise PC Product in the Primary Territory, Secondary Territory and Tertiary Territory.

3.6 The JV Company may not actively distribute Personal Computers in the Excluded Territory, or anywhere outside Europe. For the avoidance of doubt this restriction does not prevent fulfilment of passive sales.

3.7 The Branded PC Product is intended to replace the Patriot Brand in DSG's stores and DSG will procure that each member of the Dixons Group that sells the Patriot Brand winds down the sale and distribution of the Patriot Brand so that the Patriot Brand is not distributed by any member of the Dixons Group after 120 days after the Branded PC Product is first sold by DSG. For the avoidance of doubt nothing in this clause shall prevent:

        3.7.1 unplanned "opportunity" spot purchases of personal computers by the Dixons Group for sale under any name except the "Patriot", "eMachines", or "Other Brand" name; or

        3.7.2 the use of the "Patriot" name on personal computers with the agreement of the JV Company; or

        3.7.3 the use of the "Patriot" name on personal computers where the JV Company is unable to supply an equivalent Branded PC Product in accordance with clause 4.5; or

        3.7.4 the use of the Brand with the agreement of the JV Company on personal computers sourced by DSG.

3.8 eMachines will purchase components for PC Product and Enterprise PC Product as competitively as possible. eMachines' costs down to component level for all such products will be constantly transparent to the JV Company and DSG.

3.9 With respect to sales of the PC Product, Enterprise PC Product and Other Product by eMachines to the JV Company:

               (a)    the JV Company will pay [*] to eMachines; and

               (b) eMachines will pay the JV Company a fee for the JV Costs calculated as [*].

3.10 With respect to sales of the PC Product, Enterprise PC Product and Other Product by the JV Company:

        3.10.1   to DSG, DSG will pay [*] to the JV Company;

        3.10.2 to Third Parties, clause 3.14 will apply.

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.11 DSG shall provide and pay for all User Support related to PC Product, Enterprise PC Product and Other Product sold by the JV Company to DSG.

3.12 Save for the return of DOA Product, all sales of PC Product, Enterprise PC Product and Other Product made by the JV Company to DSG shall be final and DSG shall not be entitled to any stock balancing or other returns.

3.13 eMachines will in accordance with the terms of the spares agreement consign spare parts to the JV Company for PC Product, Enterprise PC Product and Other Product sold by the JV Company for product repair during the Warranty Period free of charge and will sell such parts to the JV Company at eMachines Cost for product repair after the Warranty Period for a period of 5 years after the date of the last shipment of the relevant model to the JV Company. For the avoidance of doubt the JV Company shall not be responsible for any depreciation in the value of the consigned spare parts.

3.14 With respect to sales of the PC Product, Enterprise PC Product and Other Product from the JV Company to Third Parties, the parties respective obligations are as follows:

        3.14.1 The JV Company will determine the price at which it sells those products to Third Parties.

        3.14.2 To enable the sale of PC Product, Enterprise PC Product and Other Product, DSG will provide (a) User Support and (b) Retail Support, to such Third Parties, and the JV Company will reimburse DSG for such services each [*], and all such costs shall [*] for such products.

        3.14.3 Should eMachines or DSG be able to demonstrate that it will reasonably incur material additional costs in handling Third Party business which are not expressly recognised in this Heads of Agreement, it will discuss this with the other party and try to seek agreement regarding any additional costs (subject to any financial limit) that it will recover from the JV Company.

3.15 eMachines will procure that each manufacturer or supplier of PC Product, Enterprise PC Product or Other Product will be responsible for all costs associated with the Epidemic Failure of or recall of such product and is of such financial standing to meet such obligations. Should a manufacturer or supplier be unable or unwilling to meet such costs they will be borne by eMachines.

3.16 eMachines will be responsible for arranging pre-shipment QC in accordance with an agreed industry standard on all PC Product, Enterprise PC Product and Other Product

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        sold to the JV Company. The results of the QC to be electronically sent to DSG coincidental with shipments.

3.17    eMachines will be responsible for all eMachines Costs and:

        3.17.1 in respect of all PC Product, Enterprise PC Product or Other Product sold to DSG, DSG will be responsible for all other costs incurred after such product is delivered to DSG; and

        3.17.2 in respect of all PC Product, Enterprise PC Product or Other Product sold to Third Parties, the JV Company will be responsible for all other costs incurred after such product is delivered to the JV Company.

3.18 To the extent permitted and approved by [*], all [*] funding generated by the JV Company for the Branded PC Product sold to DSG will be made available to DSG for promotional use.

3.19 eMachines and DSG will seek to identify Internet opportunities for the JV Company.

3.20 DSG and eMachines will both use all reasonable endeavours to minimise the costs of operating the JV Company.

3.21 Any profit made or loss incurred by the JV Company after payment of the fees to DSG referred to in clauses 3.10.1(b) and 3.14.2 will be shared equally by DSG and eMachines.

3.22 The JV Company will have offices at DSG and the JV Company shall not be obligated to make any payments pursuant to the use of such space.

3.23 DSG will not and will procure that each member of the Dixons Group will not use the [*] brand on personal computers sold below a retail price of [*].


4.0     THE BRAND

4.1 eMachines will grant the JV Company an exclusive, royalty-free, non-revocable licence to use the Brand on the product categories which are the subject of this heads of agreement in Europe other than the Excluded Territory.

4.2 Subject to clause 4.5, in the event that unit sales of Branded PC Product sold through the JV Company in one of the JV Company's financial years (or in the relevant part of the financial year where Branded PC Product has not been available for the full year in any product category) represents less than [*] of the total product sales made by the Dixons Group in a product category in which the JV Company is selling

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        Branded PC Product, either party may terminate the joint venture by six months written notice to the other, and if the date of termination is within 24 months of first supply eMachines will be under no further obligation to DSG pursuant to clause 4.4.

4.3 Subject to clause 4.5 if, after 120 days from the date the JV Company first supplies PC Product to DSG, the Dixons Group does not thereafter sell an average of [*] PC Products per month for any 6 consecutive months, eMachines may give DSG 3 months' notice of its intention to terminate the joint venture. If the Dixons Group has not achieved by the end of the 3 month notice period average sales of [*] PC Products per month during the 9 month period comprising the relevant 6 month period and the 3 month notice period eMachines may terminate the joint venture, and if the date of termination is within 24 months of first supply eMachines will be under no further obligation to DSG pursuant to clause 4.4.

4.4 In the event of termination of the joint venture (other than pursuant to clause 4.3) eMachines shall purchase DSG's shares in the JV Company for 50% of the increased value in the Brand as used by the JV Company (if any) within thirty (30) days of the date of termination.

        4.4.1 Should DSG and eMachines be unable to agree upon the market value of DSG's shares, DSG and eMachines shall jointly appoint a suitable person with the relevant skills and experience as an expert to determine the value of the Brand and DSG's shares or, in the absence of agreement, DSG will ask the Institute of Chartered Accountants to appoint an expert for that purpose.

        4.4.2 The costs of the expert will be borne equally by DSG and eMachines unless otherwise directed by the expert.

        4.4.3 DSG and eMachines acknowledge and agree that the decision of the expert will be binding in the absence of manifest error.

4.5 eMachines will, subject to the availability of components to satisfy the product configurations notified by DSG, ensure that there will be at all times PC Product of appropriate quality available at a competitive price for purchase by the JV Company. For the avoidance of doubt, eMachines acknowledges that it intends to remain a supplier of PC Product for the volume sector of the PC market. In the event that eMachines is unable to comply with this obligation at any time, the sales targets under clauses
        4.2 and 4.3 shall be recalculated accordingly to reflect the non-availability of such PC Product.

_____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4.6 For a period of 3 months from the date Branded PC Product is first delivered to DSG by the JV Company in the United Kingdom the JV Company will not supply PC Product to any Third Party in the United Kingdom apart from Other Brand PC Product to Costco.


5.0     THE PRODUCTS

5.1 eMachines will be responsible for arranging manufacture and delivery of PC Product and Enterprise PC Product, and to the extent allowed under eMachines existing arrangements with its suppliers, Other Product, to meet orders from the JV Company by the required delivery date.

5.2 DSG will determine the country configurations for PC Product to be sold in the Primary Territory and of Branded PC Product to be sold in the Secondary Territory. The JV Company will determine the country configurations for Other Brand PC Product to be sold in the Secondary Territory and of PC Product to be sold in the Tertiary Territory.

5.3 To the extent allowed under eMachines' existing arrangements with its suppliers, eMachines will sell to the JV Company Other Product purchased from such suppliers at prices agreed by eMachines and the JV Company from time to time.

5.4 The JV Company will negotiate the distribution of Other Brand PC Product to Third Parties and the name under which such product will be distributed. DSG and eMachines have already agreed that Other Brand PC Product will be sold by the JV Company to eMachines' current retail partners (and their subsidiaries) in the Primary Territory on terms to be agreed by the JV Company.

5.5 The JV Company will ensure that all PC Product nominated by DSG will be supplied with the Freeserve internet service preloaded onto the image of the PC Product. For the avoidance of doubt such PC Product may also include preloaded access to AOL's internet service provided that it receives no greater prominence than the Freeserve service.


6.0     CONFIDENTIALITY

6.1 Except as otherwise provided in this heads of agreement, each party to this heads of agreement shall at all times keep confidential and shall not use (and shall procure that its affiliates, officers and employees shall keep confidential and shall not use) any confidential information or trade secrets which it may have or acquire in relation to the customers, business, finances, assets or affairs of the other party and its affiliates save for any information:

        (1) which is publicly available or becomes publicly available through no act of that party;

        (2) which is disclosed to that party by a third party which did not acquire the information under any obligation of confidentiality;

        (3) which is independently acquired by that party as the result of work carried out by an employee to whom no disclosure of such information had been made; or

        (4) which is required to be disclosed by any law (including any order of a court of competent jurisdiction) or the rules of any stock exchange or governmental, revenue or other regulatory authority, whether or not having the force of law.

6.2 The provisions of this clause relating to confidential information shall survive any termination or expiration of this heads of agreement for a period of five (5) years after said termination or expiration. The provisions of this clause relating to trade secrets shall survive any termination or expiration of this heads of agreement without limitation.


7.0     NO ASSIGNMENT

7.1 Subject to clauses 7.2 and 7.3, neither party may assign its rights under this heads of agreement.

7.2     eMachines may nominate a subsidiary to be its shareholder in the JV
        Company.

7.3 eMachines may designate a Third Party to sell and/or transfer any PC Product or Other Product to the JV Company.



8.0     WAIVERS, REMEDIES CUMULATIVE, AMENDMENTS, ETC.

8.1 No failure or delay by either party in exercising any right, power or privilege under this heads of agreement shall operate as a waiver thereof nor shall any single or partial exercise by either party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

8.2 The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by law.

8.3 No provision of this heads of agreement may be amended, modified, waived, discharged or terminated, otherwise than by the express written agreement of the parties nor may any breach of any provision of this heads of agreement be waived or discharged except with the express written consent of the party not in breach.


9.0     INVALIDITY

9.1 Should any provision of this heads of agreement be or become ineffective for reasons beyond the control of the parties, the parties shall use reasonable efforts to agree upon a new provision which shall as nearly as possible have the same commercial effect as the ineffective provision.

9.2 Without prejudice to the generality of clause 9.1, if any provision is unenforceable by operation of Article 81(1) of the EC Treaty or Chapter 1 of the Competition Act 1998 then the parties shall in good faith consult with each other to agree an alternative provision which achieves a result as similar as possible to the result which would have been achieved by the unenforceable provision.


10.0    NO PARTNERSHIP

        Nothing in this heads of agreement shall be deemed to constitute a partnership between the parties nor, save as expressly set out herein, constitute either party the agent of the other party for any purpose.


11.0    ENTIRE AGREEMENT

11.1 This heads of agreement constitutes the entire agreement between the parties relating to its subject matter.

11.2 Each party to this heads of agreement acknowledges and agrees that in entering into this heads of agreement it is not relying upon and shall have no right of action against the other party in respect of any pre-contractual representation which is not expressly set out in this heads of agreement.

11.3 Nothing in this clause 11 shall operate to limit or exclude liability for fraud.


12.0    NOTICES

12.1 Any notice or other communication given or made under this heads of agreement shall be in writing and may be delivered to the relevant party or sent by first class prepaid letter or guaranteed delivery service to the address of that party specified in this heads of agreement or such other address as may be notified hereunder by that party from time to time for this purpose and shall be effectual notwithstanding any change of address not so notified.

12.2 Unless the contrary shall be proved, each such notice or communication shall be deemed to have been given or made and delivered 5 days after despatch.


13.0    GOVERNING LAW

        This heads of agreement shall be governed by and construed in all respects in accordance with English law and the parties agree to submit to the non-exclusive jurisdiction of the English Courts as regards any claim or matter arising in relation to this heads of agreement.

Executed by the parties



Signed for and on behalf of                 Signed for and on behalf of

DSG Retail Limited                          eMachines Inc.


/s/ Ken Sladen                              /s/ Stephen Dukker, CEO
 ..............................              ..............................

authorised signatory                        authorised signatory


Date: 6/9/00                                Date: 6/12/00
     -------------------------                   -------------------------

                                 Attachment 1

                             Board Reserved Matters


 .    Any change in the memorandum and articles of association or in the capital structure of the JV Company or the issue of further shares or the creation of any options to subscribe for or acquire shares.

 .    The issue by the JV Company of any debenture or loan stock (whether secured or unsecured) or the creation of any mortgage, charge, lien, encumbrance or other third party right over any of the JV Company's assets or the giving by the JV Company of any guarantee or indemnity to or becoming surety for any third party .

 .    Any arrangement for any joint venture or partnership or for the acquisition of the whole or substantially the whole of the assets and undertaking of the JV Company or an acquisition by the JV Company of any part of the issued share capital or of the assets and undertaking of another company.

 .    Approval or amendment of annual operating plans, budgets and business plan
     ("Business Plan") or any activity outside the scope of the Business Plan.

 .    Any change in the nature of the business.

 .    The merger, acquisition or winding up of the JV Company.

 .    The making of any loan by the JV Company otherwise than to any subsidiary or by way of deposit with a commercial bank of international repute carrying on commercial banking businesses.

 .    The appointment, remuneration, compensation, transfer and discharge of any employee earning in excess of [*] a year.

 .    The acquisition or construction or lease of items of tangible or intangible property involving an estimated expenditure of [*] or more in each individual case except as provided for in the approved Business Plan.

 .    Any amendment, variation or termination to or of an agreement between the
     JV Company and any shareholder or any affiliate of the shareholder.

 .    Any obligation of the JV Company which could involve the payment by it, in cash or otherwise, of amounts in excess of [*] in the aggregate in any 12 month period except as provided for in the approved Business Plan.

 .    The assignment, sale or other disposal in any 12 month period of any asset or related group of assets of the JV Company having a net book value in aggregate of [*] or more.

____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.

 .    Initial agreement on the accounting policies to be used by the JV Company
     ("Accounting Policies"), any change in the Accounting Policies or the JV Company's auditors, bankers, accounting reference date or bank mandates.

 .    The establishment of any retirement benefit scheme in relation to the JV
     Company's employees, or the making of any contribution to any third party scheme for the provision of retirement benefits.

 .    The granting or entering into any licence, agreement or arrangement concerning any part of the name of the JV Company or any of its intellectual property rights.

 .    the making, granting or allowing of any claim, disclaimer, surrender, election or consent for taxation purposes.

 .    entering into the occupation, purchase, sale, transfer, lease or licence of any freehold or leasehold property.

 .    Appointing any committee of the Board or delegating any of the powers of the Board to any committee.

 .    Establishing any bonus, profit sharing, share option or other incentive scheme for any director or employee of the JV Company.

 .    The borrowing of any monies in excess of [*] in excess of borrowings provided for in the approved Business Plan.

 .    The flotation or other public offering of shares in the JV Company (or any holding company established for such purpose).

 .    The entering into of any agreement or arrangement which is not negotiated and entered into on an entirely arms length basis and in the ordinary course of the business of the JV Company.

 .    Any decision of the JV Company required pursuant to clauses 3.7.2, 3.7.4,
     3.14.1, 5.2 or 5.4 of the heads of agreement or their equivalent provisions in the transaction documents.


____________________

[*] Confidential information has been omitted and separately filed with the Commission. Confidential treatment has been requested with respect to the omitted portions.